UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio		44060-1834
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At STERIS Corporation’s (“STERIS” or “Company”) 2012 Annual Meeting of Shareholders (“Meeting”), held on July 26, 2012, shareholders voted on the matters specified below, with the final voting results as specified. According to the certified list of shareholders, there were 57,815,589 Common Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 54,317,772 shares or 93.95% of the outstanding Common Shares of the Company, constituting a quorum.

1.	The nominees named below were elected to the Board of Directors, each for a one-year term, and the results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard C. Breeden	49,487,085	106,825	4,723,862
Cynthia L Feldmann	49,495,014	98,896	4,723,862
Jacqueline B. Kosecoff	49,373,525	220,385	4,723,862
David B. Lewis	49,493,652	100,258	4,723,862
Kevin M. McMullen	49,038,580	555,330	4,723,862
Walter M Rosebrough, Jr.	49,083,693	510,217	4,723,862
Mohsen M. Sohi	49,498,134	95,776	4,723,862
John P. Wareham	49,028,078	565,832	4,723,862
Loyal W. Wilson	48,912,603	681,307	4,723,862
Michael B. Wood	49,500,542	93,368	4,723,862

2.	The non-binding advisory proposal to approve the compensation of our named executive officers was approved, and the results of the vote were as follows:

Votes for	48,361,761
Votes against	1,064,868
Abstentions	167,281
Broker non-votes	4,723,862

3.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended March 31, 2013 was approved, and the results of the vote were as follows:

Votes for	53,634,552
Votes against	596,238
Abstentions	86,982

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Michael J. Tokich
Michael J. Tokich
Senior Vice President and Chief Financial Officer

Date: July 31, 2012

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